EXHIBIT C

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

between

TERNIO, LLC

and

THE MEMBERS NAMED HEREIN

dated as of February 20, 2021

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amended and Restated Limited Liability Company Agreement of Ternio, LLC, a Delaware limited liability company (the “Company”), is entered into as of February 20, 2021 by and among the Company, the Members executing this Agreement as of the date hereof (collectively, the “Initial Members”), and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a Joinder Agreement.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 1, 2018 (the “Certificate of Formation”);

WHEREAS, the Members holding Common Units and Preferred Units (collectively, the “Original Members”) are parties to that certain Limited Liability Company Agreement of the Company dated May 17, 2019 (as so amended, modified, or supplemented, the “Original Agreement”);

WHEREAS, the Original Members desire to amend and restate the Original Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement; and

WHEREAS, the Members wish to enter into this Agreement setting forth the terms and conditions governing the operation and management of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.

DEFINITIONS

I.1.

Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)

crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i); and

(b)

debiting to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Taxable Income” of a Member for a Fiscal Year (or portion thereof) with respect to Units held by such Member means the federal taxable income allocated by the Company to the Member with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (i) minus any excess taxable loss or excess taxable credits of the Company for any prior period allocable to such Member with respect to such Units that were not previously taken into account for purposes of determining such Member's Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Member (or, as appropriate, the direct or indirect members of the Member) determined as if the income, loss, and credits from the Company were the only income, loss, and credits of the Member (or, as appropriate, the direct or indirect members of the Member) in such Fiscal Year and all prior Fiscal Years, and (ii) taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Applicable Pro Rata Portion” means:

(a)

for purposes of Section 9.01, a Member's Preferred Pro Rata Portion of any New Preferred Securities proposed to be issued or sold by the Company and a Member's Common Pro Rata Portion of any New Common Securities proposed to be issued or sold by the Company; and

(b)

for purposes of Section 10.03, a Member's Preferred Pro Rata Portion of any Offered Preferred Units proposed to be Transferred by an Offering Member and a Member's Common Pro Rata Portion of any Offered Common Units proposed to be Transferred by an Offering Member.

“Bankruptcy” means, with respect to a Member, the occurrence of any of the following: the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member's assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member's inability to pay its debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member's creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member's consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) the expiration of [sixty (60)/NUMBER] days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member's assets.

“BBA” means the Bipartisan Budget Act of 2015.

“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company's depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a)

the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b)

immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;

(c)

the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Board, as of the following times:

(i)

the acquisition of an additional Membership Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount;

(ii)

the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member's Membership Interest in the Company;

(iii)

the grant to a Service Provider of any Incentive Units; and

(iv)

the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

provided, that an adjustment pursuant to clauses (i), (ii), or (iii) above need not be made if the Board reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any Member;

(d)

the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this Section 1.01(d) to the extent that an adjustment pursuant to Section 1.01(c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this Section 1.01(d); and

(e)

if the Book Value of a Company asset has been determined pursuant to Section 1.01(a) or adjusted pursuant to Section 1.01(c) or Section 1.01(d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required to close.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Company by such Member.

“Cause,” with respect to any particular Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement, or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Cause” means any of the following:

(a)

such Service Provider's repeated failure to perform substantially his duties as an employee or other associate of the Company or any of the Company Subsidiaries (other than any such failure resulting from his Disability) which failure, whether committed willfully or negligently, has continued unremedied for more than thirty (30) days after the Company has provided written notice thereof; provided, that a failure to meet financial performance expectations shall not, by itself, constitute a failure by the Service Provider to substantially perform his duties;

(b)

such Service Provider's fraud or embezzlement;

(c)

such Service Provider's material dishonesty or breach of fiduciary duty against the Company or any of the Company Subsidiaries;

(d)

such Service Provider's willful misconduct or gross negligence which is injurious to the Company or any of the Company Subsidiaries;

(e)

any conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude, or any willful or material violation by such Service Provider of any federal, state, or foreign securities laws;

(f)

any conviction of any other criminal act or act of material dishonesty, disloyalty, or misconduct by such Service Provider that has a material adverse effect on the property, operations, business, or reputation of the Company or any of the Company Subsidiaries;

(g)

the unlawful use (including being under the influence) or possession of illegal drugs by such Service Provider on the premises of the Company or any of the Company Subsidiaries while performing any duties or responsibilities with the Company or any of the Company Subsidiaries;

(h)

the material violation by such Service Provider of any rule or policy of the Company or any of the Company Subsidiaries; or

(i)

the material breach by such Service Provider of any covenant undertaken in Article XI herein, any effective Award Agreement, employment agreement, or any written non-disclosure, non-competition, or non-solicitation covenant or agreement with the Company or any of the Company Subsidiaries.

“Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries to a Third Party Purchaser; (b) a sale resulting in no less than a majority of the Common Units on a Fully Diluted Basis being held by a Third Party Purchaser; or (c) a merger, consolidation, recapitalization, or reorganization of the Company with or into a Third Party Purchaser that results in the inability of the Members to designate or elect a majority of the Managers (or the board of directors (or its equivalent) of the resulting entity or its parent company).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Common Units” in this Agreement.

“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2), substituting the term “Company” for the term “partnership” as the context requires.

“Company Subsidiary” means a Subsidiary of the Company.

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq., and any successor statute, as it may be amended from time to time.

“Delay Condition” means any of the following conditions: (a) the Company is prohibited from purchasing any Incentive Units by any Financing Document or by Applicable Law; (b) a default has occurred under any Financing Document and is continuing; (c) the purchase of any Incentive Units would, or in the good-faith opinion of the Board could, result in the occurrence of an event of default under any Financing Document or create a condition that would or could, with notice or lapse of time or both, result in such an event of default; or (d) the purchase of any Incentive Units would, in the good-faith opinion of the Board, be imprudent in view of the financial condition of the Company, the anticipated impact of the purchase of such Incentive Units on the Company's ability to meet its obligations under any Financing Document or otherwise in connection with its business and operations.

“Disability” with respect to any Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement, or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Disability” means such Service Provider's incapacity due to physical or mental illness that: (a) shall have prevented such Service Provider from performing his duties for the Company or any of the Company Subsidiaries on a full-time basis for ninety (90) or more consecutive days or an aggregate of one hundred eighty (180) days in any 365-day period; or (b)(i) the Board determines, in compliance with Applicable Law, is likely to prevent such Service Provider from performing such duties for such period of time and (ii) thirty (30) days have elapsed since delivery to such Service Provider of the determination of the Board and such Service Provider has not resumed such performance (in which case the date of termination in the case of a termination for “Disability” pursuant to this clause (b) shall be deemed to be the last day of such 30-day period).

“Distribution” means a distribution made by the Company to a Member, whether in cash, property, or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units or Unit Equivalents; (b) any recapitalization or exchange of securities of the Company; (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member's capacity as a Service Provider for the Company or a Company Subsidiary. “Distribute” when used as a verb shall have a correlative meaning.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Estimated Tax Amount” of a Member for a Fiscal Year means the Member's Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm's length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Financing Document” means any credit agreement, guarantee, financing, or security agreement or other agreements or instruments governing indebtedness of the Company or any of the Company Subsidiaries.

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Fully Diluted Basis” means, as of any date of determination, (a) with respect to all the Units, all issued and outstanding Units of the Company and all Units issuable upon the exercise of any outstanding Unit Equivalents as of such date, whether or not such Unit Equivalent is at the time exercisable, or (b) with respect to any specified type, class, or series of Units, all issued and outstanding Units designated as such type, class, or series and all such designated Units issuable upon the exercise of any outstanding Unit Equivalents as of such date, whether or not such Unit Equivalent is at the time exercisable.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Good Reason,” with respect to any Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement, or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Good Reason” means any of the following actions taken without the Service Provider's written consent:

(a)

a material reduction in the Service Provider's base salary or the Service Provider's ability to participate in Company incentive or bonus plans (other than a general reduction in base salary or bonuses that affects all salaried Service Providers equally);

(b)

the failure by the Company to pay to the Service Provider any material portion of the salary, bonus, or other benefits owed to such Service Provider;

(c)

a substantial adverse change in the Service Provider's duties and responsibilities or a material diminution in the Service Provider's title, responsibility, or authority; or

(d)

a transfer of the Service Provider's primary workplace by more than fifty (50) miles from the current workplace;

provided, that Good Reason shall not be deemed to exist unless (a) the Company fails to cure the event giving rise to Good Reason within thirty (30) days after written notice thereof given by the Service Provider to the Board, which notice shall (i) be delivered to the Board no later than twenty (20) days following the Service Provider's initial detection of the condition, and (ii) specifically set forth the nature of such event and the corrective action reasonably sought by the Service Provider; and (b) the Service Provider terminates his employment within thirty (30) days following the last day of the foregoing cure period.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Incentive Liquidation Value” means, as of the date of determination and with respect to the relevant new Incentive Units to be issued, the aggregate amount that would be Distributed to the Members pursuant to Section 7.02, if, immediately prior to the issuance of the relevant new Incentive Units, the Company sold all of its assets for Fair Market Value and immediately liquidated, the Company's debts and liabilities were satisfied, and the proceeds of the liquidation were Distributed pursuant to Section 12.03(c).

“Incentive Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Incentive Units” in this Agreement and includes both Restricted Incentive Units and Unrestricted Incentive Units.

“Initial Cost” means, with respect to any Unit, the purchase price paid to the Company with respect to such Unit by the Member to whom such Unit was originally issued.

“Initial Management Member” means each Person identified as a Management Member as of the date hereof.

“Initial Member” has the meaning set forth in the term Member.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Management Member” means any Member other than Sponsor.

“Member” means (a) each Person identified on the Members Schedule as of the date hereof as a Member and who has executed this Agreement or a counterpart thereof (each, an “Initial Member”); and (b) and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company's books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulations Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.

“Membership Interest” means an interest in the Company owned by a Member, including such Member's right (based on the type and class of Unit or Units held by such Member), as applicable, (a) to a Distributive share of Net Income, Net Losses and other items of income, gain, loss and deduction of the Company; (b) to a Distributive share of the assets of the Company; (c) to vote on, consent to or otherwise participate in any decision of the Members as provided in this Agreement; and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company's taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a) (1) shall be included in taxable income or taxable loss), but with the following adjustments:

(a)

any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;

(b)

any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;

(c)

any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(d)

any items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property's Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

(e)

if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and

(f)

to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Permitted Transfer” means a Transfer of Preferred Units or Common Units carried out pursuant to Section 9.02.

“Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Preferred Capital Value” means, for any Preferred Unit at any time, the sum of the Capital Contributions attributable in respect of the acquisition of such Preferred Unit.

“Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Preferred Units” in this Agreement.

“Preferred Unpaid Yield” means, for any Preferred Unit at any time, the amount equal to the excess, if any, of (a) the aggregate Preferred Yield accrued on such Preferred Unit as of such time, over (b) the aggregate amount of all Distributions made by the Company in respect of such Preferred Unit pursuant to Section 7.02(a) as of such time.

“Preferred Unreturned Capital Value” means, for any Preferred Unit at any time, the amount of the Preferred Capital Value for such Preferred Unit, reduced by the aggregate amount of all Distributions made by the Company in respect of such Preferred Unit pursuant to Section 7.02(b) prior to such time.

“Preferred Yield” means, for any Preferred Unit at any time, the amount accrued as of such time in respect of such Preferred Unit (commencing with respect to such Preferred Unit on the date the Company issues or issued such Preferred Unit) at a rate of 8% per annum, compounded annually, on the sum of (a) the Preferred Unreturned Capital Value from time to time for such Preferred Unit through such time and (b) the Preferred Unpaid Yield from time to time on such Preferred Unit accumulated for all prior annual compounding periods.

“Profits Interest” has the meaning set forth in Section 3.04(e).

“Profits Interest Hurdle” means an amount set forth in each Award Agreement reflecting the Incentive Liquidation Value of the relevant Incentive Units at the time the units are issued.

“Public Offering” means any underwritten public offering pursuant to a registration statement filed in accordance with the Securities Act.

“Qualified Public Offering” means the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of Units (or common stock of the Company or an IPO Entity) having an aggregate offering value (net of underwriters' discounts and selling commissions) of at least $60,000,000, following which at least 50% of the total Units (or common stock of the Company or an IPO Entity) on a Fully Diluted Basis shall have been sold to the public and shall be listed on any national securities exchange or quoted on the NASDAQ Stock Market System.

“Quarterly Estimated Tax Amount” of a Member for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (i) a quarter (¼) in the case of the first calendar quarter of the Fiscal Year, half (½) in the case of the second calendar quarter of the Fiscal Year, three-quarters (¾) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member's Estimated Tax Amount for such Fiscal Year over (b) all Distributions previously made during such Fiscal Year to such Member.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Rollover Commitment Letters” means, collectively, those certain letter agreements, each dated as of the date hereof and a form of which is attached hereto as Exhibit B, by and between the Company and the respective Member named therein, pursuant to which the named Member has acquired that number of Common Units set forth opposite such Member's name on the Members Schedule as of the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tax Amount” of a Member for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Member for such Fiscal Year with respect to its Units.

“Tax Rate” of a Member, for any period, means the highest marginal blended federal, state, and local tax rate applicable to ordinary income, qualified dividend income, or capital gains, as appropriate, for such period for an individual residing in New York, New York, taking into account for federal income tax purposes the deduction under IRC Section 199A.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Preferred Units or Common Units (or applicable Unit Equivalents) or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Preferred Units or Common Units (or applicable Unit Equivalents).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units or Unit Equivalents owned by a Person. “Transfer” when used as a noun shall have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types and classes of Units, including the Preferred Units, the Common Units, and the Incentive Units; provided, that any type or class of Unit shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable, or exercisable for Units, and any option, warrant, or other right to subscribe for, purchase, or acquire Units.

“Unit Purchase Agreements” means, collectively: with respect to Sponsor, the Membership Interest Purchase Agreement; with respect to the Initial Management Members owning Preferred Units as of the date hereof, the Management Subscription Agreements; and with respect to the Initial Management Members owning Common Units as of the date hereof, the Rollover Commitment Letters.

I.2.

Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

II.

ORGANIZATION

II.1.Formation.

(a)

The Company was formed on January 1, 2018, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. The Original Agreement was entered into by Sponsor on May 17, 2019. This Agreement amends, restates and supersedes the Original Agreement in its entirety.

(b)

This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

II.2.

Name. The name of the Company is “Ternio, LLC” or such other name or names as the Board may from time to time designate; provided, that the name shall always contain the words “Limited Liability Company” or the abbreviation “L.L.C.” or the designation “LLC.”

II.3.

Principal Office. The principal office of the Company is located at 3010 Haven Reserve, Milton, Georgia 30004, or such other place as may from time to time be determined by the Board. The Board shall give prompt notice of any such change to each of the Members.

II.4.

Registered Office; Registered Agent.

(a)

The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

(b)

The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

II.5.

Purpose; Powers.

(a)

The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and to engage in any and all activities necessary or incidental thereto.

(b)

The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.

II.6.

Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

II.7.

No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Manager, or Officer of the Company shall be a partner or joint venturer of any other Member, Manager or Officer of the Company, for any purposes other than as set forth in the first sentence of this Section 2.07.

III.

UNITS

III.1.

Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes, or series. Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class, or series. The Board shall maintain a schedule of all Members, their respective mailing addresses, and the amount and series of Units held by them (the “Members Schedule”), and shall update the Members Schedule upon the issuance or Transfer of any Units to any new or existing Member. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Schedule A.

III.2.

Authorization and Issuance of Preferred Units. Subject to compliance with Section 4.06(b), and Section 9.01(b), the Company is hereby authorized to issue a class of Units designated as Preferred Units. As of the date hereof and after giving effect to the transactions contemplated by the Membership Interest Purchase Agreement and the Management Subscription Agreements, 240,860 Preferred Units are authorized, and 240,860 Preferred Units are issued and outstanding to the Members in the amounts set forth on the Members Schedule opposite each Member's name.

III.3.

Authorization and Issuance of Common Units. Subject to compliance with Section 9.01(b), the Company is hereby authorized to issue a class of Units designated as Class A Common Units and Class B Common Units. Class A Units shall be voting and embody all the voting rights in the Company; Class B Units shall be non-voting and not have any voting rights in the Company. As of the date hereof and after giving effect to the transactions contemplated by the Membership Interest Purchase Agreement and the Rollover Commitment Letters, 2 Class A Common Units are authorized and 2 Class A Common Units are issued and outstanding in the amounts set forth on the Members Schedule opposite each Member's name.

As of the date hereof and after giving effect to the transactions contemplated by the Membership Interest Purchase Agreement and the Rollover Commitment Letters, 12,259,138 Class B Common Units are authorized and 9,759,140 Class B Common Units are issued and outstanding in the amounts set forth on the Members Schedule opposite each Member's name.

III.4.

Authorization and Issuance of Incentive Units.

(a)

The Company is hereby authorized to issue Incentive Units to Managers, Officers, employees, consultants or other service providers of the Company or any Company Subsidiary (collectively, “Service Providers”). As of the date hereof, no Incentive Units are issued and outstanding in the amounts set forth on the Members Schedule opposite each Member's name. The Board is hereby authorized and directed to adopt a written plan pursuant to which all Incentive Units shall be granted in compliance with Rule 701 of the Securities Act or another applicable exemption (such plan as in effect from time to time, the “Incentive Plan”). In connection with the adoption of the Incentive Plan and issuance of Incentive Units, the Board is hereby authorized to negotiate and enter into award agreements with each Service Provider to whom it grants Incentive Units (such agreements, “Award Agreements”). Each Award Agreement shall include such terms, conditions, rights, and obligations as may be determined by the Board, in its sole discretion, consistent with the terms herein.

(b)

The Board shall establish such vesting criteria for the Incentive Units as it determines in its discretion and shall include such vesting criteria in the Incentive Plan and/or the applicable Award Agreement for any grant of Incentive Units. As of the date hereof, none of the issued and outstanding Incentive Units shall be deemed vested. As used in this Agreement:

(i)

any Incentive Units that have not vested pursuant to the terms of the Incentive Plan and any associated Award Agreement are referred to as “Restricted Incentive Units”; and

(ii)

any Incentive Units that have vested pursuant to the terms of the Incentive Plan and any associated Award Agreement are referred to as “Unrestricted Incentive Units.”

(c)

Immediately prior to each subsequent issuance of Incentive Units following the initial issuance described in the second sentence of Section 3.04(a), the Board shall determine in good faith the Incentive Liquidation Value. In each Award Agreement that the Company enters into with a Service Provider for the issuance of new Incentive Units, the Board shall include an appropriate Profits Interest Hurdle for such Incentive Units on the basis of the Incentive Liquidation Value immediately prior to the issuance of such Incentive Units.

(d)

The Company and each Member hereby acknowledge and agree that, with respect to any Service Provider, such Service Provider's Incentive Units constitute a “profits interest” in the Company within the meaning of Rev. Proc. 93-27 (a “Profits Interest”), and that any and all Incentive Units received by a Service Provider are received in exchange for the provision of services by the Service Provider to or for the benefit of the Company in a Service Provider capacity or in anticipation of becoming a Service Provider. The Company and each Service Provider who receives Incentive Units hereby agree to comply with the provisions of Rev. Proc. 2001-43, and neither the Company nor any Service Provider who receives Incentive Units shall perform any act or take any position inconsistent with the application of Rev. Proc. 2001-43 or any future Internal Revenue Service guidance or other Governmental Authority that supplements or supersedes the foregoing Revenue Procedures.

(e)

Incentive units shall receive the following tax treatment:

(i)

the Company and each Service Provider who receives Incentive Units shall treat such Service Provider as the owner of such Incentive Units from the date of their receipt, and the Service Provider receiving such Incentive Units shall take into account his Distributive share of Net Income, Net Loss, income, gain, loss, and deduction associated with the Incentive Units in computing such Service Provider's income tax liability for the entire period during which such Service Provider holds the Incentive Units.

(ii)

each Service Provider that receives Incentive Units shall make a timely and effective election under Code Section 83(b) with respect to such Incentive Units and shall promptly provide a copy to the Company. Except as otherwise determined by the Board, both the Company and all Members shall (A) treat such Incentive Units as outstanding for tax purposes, (B) treat such Service Provider as a partner for tax purposes with respect to such Incentive Units and (C) file all tax returns and reports consistently with the foregoing. Neither the Company nor any of its Members shall deduct any amount (as wages, compensation, or otherwise) with respect to the receipt of such Incentive Units for federal income tax purposes.

(iii)

in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43, each Member, by executing this Agreement, authorizes and directs the Company to elect a safe harbor under which the fair market value of any Incentive Units issued after the effective date of such Proposed Regulations (or other guidance) will be treated as equal to the liquidation value (within the meaning of the Proposed Regulations or successor rules) of the Incentive Units as of the date of issuance of such Incentive Units. In the event that the Company makes a safe harbor election as described in the preceding sentence, each Member hereby agrees to comply with all safe harbor requirements with respect to Transfers of Units while the safe harbor election remains effective.

(f)

For the avoidance of doubt all Incentive Units, including Unrestricted Incentive Units, shall be subject to the rights of the holders of Common Units to drag along the holders of Incentive Units pursuant to Section 9.03.

III.5.

Other Issuances. In addition to the Preferred Units, Common Units, and Incentive Units, the Company is hereby authorized, subject to compliance with Section 4.06(b) and Section 9.01(b), to authorize and issue or sell to any Person any of the following (collectively, “New Interests”): (i) any new type, class, or series of Units not otherwise described in this Agreement, which Units may be designated as classes or series of the Preferred Units, Common Units, or Incentive Units but having different rights; and (ii) Unit Equivalents. The Board is hereby authorized, subject to Section 15.09, to amend this Agreement to reflect such issuance and to fix the relative privileges, preference, duties, liabilities, obligations, and rights of any such New Interests, including the number of such New Interests to be issued, the preference (with respect to Distributions, in liquidation, or otherwise) over any other Units, and any contributions required in connection therewith.

III.6.

Certification of Units.

(a)

The Board in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Units held by such Member.

(b)

In the event that the Board shall issue certificates representing Units in accordance with Section 3.06(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION

STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

IV.

MEMBERS

IV.1.1.Admission of New Members.

(a)

New Members may be admitted from time to time (i) in connection with an issuance of Units by the Company, subject to compliance with the provisions of Section 4.06(b), and Section 9.01(b), as applicable, and (ii) in connection with a Transfer of Units, subject to compliance with the provisions of Article X, and in either case, following compliance with the provisions of Section 4.01(b).

(b)

In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Units, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Board and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her, or its Units. The Board shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 5.03.

IV.2.Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a)

The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b)

Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c)

Such Member's Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(d)

Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises, and records of the Company and the Company Subsidiaries for such purpose;

(e)

The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(f)

Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g)

Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h)

The execution, delivery, and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(i)

This Agreement is valid, binding, and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (regardless of whether considered at law or in equity); and

(j)

Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or any Company Subsidiary or affect the right of the Company or any Company Subsidiary to terminate the Member's employment at any time for any reason, other than as otherwise provided in such Member's employment agreement or other similar agreement with the Company or Company Subsidiary, if applicable.

None of the foregoing shall replace, diminish, or otherwise adversely affect any Member's representations and warranties made by it in any Unit Purchase Agreement or Award Agreement, as applicable.

IV.3.No  Personal  Liability.  Except  as  otherwise  provided  in  the  Delaware Act,  by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation, or liability of the Company or of any Company Subsidiaries or  other Members, whether arising in contract, tort, or otherwise, solely by reason of being a Member.

IV.4.No Withdrawal. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member; provided, however, that this Agreement shall continue to apply with respect to any Units that have been called in accordance with Section 10.06 until full payment is made therefor in accordance with the terms of this Agreement.

IV.5.Death. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be Transferred to such Member's heirs; provided, that within a reasonable time after such Transfer, the applicable heirs shall sign a written undertaking substantially in the form of the Joinder Agreement.

IV.6.Voting.

(a)

Except as otherwise provided by this Agreement (including Section 4.06(b) and Section 14.09) or as otherwise required by the Delaware Act or Applicable Law:

(i)

each Member shall be entitled to two votes per Class A Common Unit on all matters upon which the Members have the right to vote under this Agreement; and

(ii)

all of the Preferred Units shall be entitled to one vote, such Preferred Members voting as a single Class; and

(iii)

Neither the Class B Common Non-voting or the Incentive Units (including the Unrestricted Incentive Units) shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the Members.

(b)

Notwithstanding anything to the contrary contained in this Agreement, at any time that there are any Preferred Units outstanding, the Company shall not, and shall not permit any of the Company Subsidiaries to, engage in or cause any of the following transactions or take any of the following actions, and the Board shall not permit or cause the Company or any of the Company Subsidiaries to engage in, take, or cause any such action except with the prior approval of the holders of a majority of the outstanding Preferred Units voting separately as a class:

(i)

the issuance of any Preferred Units beyond those issued and outstanding as of the date hereof pursuant to Section 3.02 or the issuance of any Units that are senior in any respect to the Preferred Units;

(ii)

the issuance of any securities by any Company Subsidiary beyond those issued and outstanding as of the date hereof;

(iii)

a merger, consolidation, conversion, or other similar transaction involving the Company or any of the Company Subsidiaries in which the holders of the Common Units (or equivalent Company Subsidiary securities) immediately prior to such transaction hold in the aggregate less than a majority of the outstanding voting equity securities of the surviving entity immediately after such transaction;

(iv)

the sale, lease, or conveyance of all or substantially all of the assets of the Company and the Company Subsidiaries on a consolidated basis; or

(v)

any action that results in a liquidation or dissolution of the Company or any Company Subsidiary.

IV.7.Meetings.

(a)

Voting Units. As used herein, the term “Voting Units” shall mean:

(i)

the Class A Common Units, for purposes of calling or holding any meeting of the Members holding Class A or Class B Common Units, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases to take any action or conduct any business not described in Section 4.06(b); and

(ii)

the Preferred Units, for purposes of calling or holding any meeting of the Members holding Preferred Units, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases to take any action or conduct any business described in Section 4.06(b).

(b)

Calling the Meeting. Meetings of the Members may be called by (i) the Board or (ii) by a Member or group of Members holding more than 40% of the then- outstanding votes attributable to the relevant Voting Units. Only Members who hold the relevant Voting Units (“Voting Members”) shall have the right to attend meetings of the Members.

(c)

Notice. Written notice stating the place, date, and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Voting Member, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company's principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.

(d)

Participation. Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)

Vote by Proxy. On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(f)

Conduct of Business. The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Voting Members holding Common Units and Voting Members holding Preferred Units; provided, that the appropriate Voting Members shall have been notified of the meeting in accordance with Section 4.07(c); and provided, further, that any Voting Member holding the appropriate Voting Units shall have the right to request removal from the meeting of any Voting Member holding only Preferred Units or only Common Units prior to any discussion of business at the meeting for which such Units do not have a vote pursuant to the provisions of this Agreement. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

IV.8.Quorum. A quorum of any meeting of the Voting Members shall require the presence of the Members holding a majority of the appropriate Voting Units held by all Members. Subject to Section 4.09, no action at any meeting may be taken by the Members unless the appropriate quorum is present. Subject to Section 4.09, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the appropriate Voting Units held by all Members.

IV.9.Action Without Meeting. Notwithstanding the provisions of Section 4.08, any matter that is to be voted on, consented to, or approved by Voting Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than a majority of the appropriate Voting Units held by all Members. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members.

IV.10.Power of Members. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

IV.11.Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

V.

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

V.1.Initial Capital Contributions. Contemporaneously with the execution of this Agreement and as set forth in the respective Unit Purchase Agreements, each Initial Member owning Preferred Units or Common Units has made the Capital Contribution giving rise to such Initial Member's initial Capital Account and is deemed to own the number, type, series, and class of Units, in each case, in the amounts set forth opposite such Initial Member's name on the Members Schedule as in effect on the date hereof.

V.2.Additional Capital Contributions.

(a)

No Member shall be required to make any additional Capital Contributions to the Company. Any future Capital Contributions made by any Member shall only be made with the consent of the Board and in connection with an issuance of Units made in compliance with this Agreement.

(b)

No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

V.3.Maintenance of Capital Accounts. The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.03. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a)

Each Member's Capital Account shall be increased by the amount of:

(i)

such Member's Capital Contributions, including such Member's initial Capital Contribution;

(ii)

any Net Income or other item of income or gain allocated to such Member pursuant to Article VI; and

(iii)

any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b)

Each Member's Capital Account shall be decreased by:

(i)

the cash amount or Book Value of any property Distributed to such Member pursuant to ARTICLE VII and Section 12.03(c);

(ii)

the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to ARTICLE VI; and

(iii)

the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

V.4.Succession Upon Transfer. In the event that any Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units and, subject to Section 6.04, shall receive allocations and Distributions pursuant to Article VI, ARTICLE VII, and Article XIII in respect of such Units.

V.5.Negative Capital Accounts. In the event that any Member shall have a deficit balance in his, her or its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

V.6.No Withdrawal. No Member shall be entitled to withdraw any part of his, her or its Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary, or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss, and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

V.7.Treatment of Loans from Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member's Capital Account, other than to the extent provided in Section 5.03(a)(iii), if applicable.

V.8.Modifications. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

VI.

ALLOCATIONS

VI.1.

1.Allocation of Net Income and Net Loss. For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, or deduction) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 6.02, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the Distributions that would be made to such Member pursuant to Section 12.03(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and the net assets of the Company were Distributed, in accordance with Section 12.03(c), to the Members immediately after making such allocations, minus (ii) such Member's share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

VI.2.Regulatory and Special Allocations. Notwithstanding the provisions of Section 6.01:

(a)

If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)

Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in

Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)

In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii) (d)(4), (5) or (6), Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or Distributions as quickly as possible. This Section 6.02(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)

The allocations set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

(e)

The Company and the Members acknowledge that allocations like those described in Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) result from the allocations of Net Income and Net Loss provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Net Income and Net Loss will be made in accordance with Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

VI.3.Tax Allocations.

(a)

Subject to Section 6.03(b) through Section 6.03(e), all income, gains, losses, and deductions of the Company shall be allocated, for federal, state, and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, and deductions among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company's subsequent income, gains, losses, and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)

Items of Company taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulations Section 1.704-3(b), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c)

If the Book Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)

Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)

The Company shall make allocations pursuant to this Section 6.03 in accordance with the traditional method in accordance with Treasury Regulations Section 1.704-3(d).

(f)

Allocations pursuant to this Section 6.03 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income, Net Losses, Distributions, or other items pursuant to any provisions of this Agreement.

VI.4.Allocations in Respect of Transferred Units. In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of Article X, Net Income, Net Losses, and other items of income, gain, loss, and deduction of the Company attributable to such Units for such Fiscal Year shall be determined using the interim closing of the books method.

VI.5.

Curative Allocations. In the event that the Partnership Representative determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, or deduction is not specified in this Article VI (an “Unallocated Item”), or that the allocation of any item of Company income, gain, loss, or deduction hereunder is clearly inconsistent with the Members' economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section

1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Board may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts Distributable to any Member, including the amounts to be Distributed upon the complete liquidation of the Company.

VII.

DISTRIBUTIONS

VII.1.General.

(a)

Subject to Section 7.01(b), Section 7.02, and Section 7.04, the Board shall have sole discretion regarding the amounts and timing of Distributions to Members, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company's obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies).

(b)

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Members if such Distribution would violate § 18-607 of the Delaware Act or other Applicable Law.

VII.2.

Priority of Distributions. After making all Distributions required for a given Fiscal Year under Section 7.04 and subject to the priority of Distributions pursuant to Section 13.03(c), if applicable, all Distributions determined to be made by the Board pursuant to Section 7.01 shall be made in the following manner:

(a)

first, to the Members pro rata in proportion to their holdings of Preferred Units, until Distributions under this Section 7.02(a) equal the Preferred Unpaid Yield in respect of all the Preferred Units owned by the Members as of the time of such Distribution;

(b)

second, to the Members pro rata in proportion to their holdings of Preferred Units, until Distributions under this Section 7.02(b) equal the aggregate amount of Capital Contributions attributable to the Members in respect of their acquisitions of Preferred Units;

(c)

third, to the Members holding Preferred Units, Class A Common Units, Class B Common Units, and Incentive Units pro rata in proportion to their aggregate holdings  of  Preferred  Units,  Class A Common  Units,  Class  B  Common  Units,  and Incentive Units treated as one class of Units.

VII.3.

Limitations on Distributions to Incentive Units.

(a)

Notwithstanding the provisions of Section 7.02, no Distribution (other than Distributions pursuant to Section 7.04) shall be made to a Member on account of its Restricted Incentive Units. Any amount that would otherwise be Distributed to such a Member but for the application of the preceding sentence shall instead be retained in a segregated Company account to be Distributed in accordance with Section 7.02 by the Company and paid to such Member if, as and when the Restricted Incentive Unit to which such retained amount relates vests pursuant to Section 3.04(b).

(b)

It is the intention of the parties to this Agreement that Distributions to any Service Provider with respect to his Incentive Units be limited to the extent necessary so that the related Membership Interest constitutes a Profits Interest. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Board shall, if necessary, limit any Distributions to any Service Provider with respect to his Incentive Units so that such Distributions do not exceed the available profits in respect of such Service Provider's related Profits Interest. Available profits shall include the aggregate amount of profit and unrealized appreciation in all of the assets of the Company between the date of issuance of such Incentive Units and the date of such Distribution, it being understood that such unrealized appreciation shall be determined on the basis of the Profits Interest Hurdle applicable to such Incentive Unit. In the event that a Service Provider's Distributions and allocations with respect to his Incentive Units are reduced pursuant to the preceding sentence, an amount equal to such excess Distributions shall be treated as instead apportioned to the holders of Common Units and Incentive Units that have met their Profits Interest Hurdle (such Incentive Units, “Qualifying Incentive Units”), pro rata in proportion to their aggregate holdings of Common Units and Qualifying Incentive Units treated as one class of Units.

VII.4.

Tax Advances.

(a)

Subject to any restrictions in any of the Company's and/or any Company Subsidiary's then applicable debt-financing arrangements, and subject to the Board's sole discretion to retain any other amounts necessary to satisfy the Company's and/or the Company Subsidiaries' obligations, at least five (5) days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use commercially reasonable efforts to Distribute cash to each Member in proportion to and to the extent of such Member's Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a “Tax Advance”).

(b)

If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to Section 7.04(a) with respect to any Fiscal Year, the aggregate Tax

Advances to any Member with respect to such Fiscal Year are less than such Member's Tax Amount for such Fiscal Year (a “Shortfall Amount”), the Company shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Member's Shortfall Amount. The Company shall use commercially reasonable efforts to Distribute Shortfall Amounts with respect to a Fiscal Year before the [75th] day of the next succeeding Fiscal Year; provided, that if the Company has made Distributions other than pursuant to this Section 7.04, the Board may apply such Distributions to reduce any Shortfall Amount.

(c)

If the aggregate Tax Advances made to any Member pursuant to this Section 7.04 for any Fiscal Year exceed such Member's Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Member pursuant to this Section 7.04, except to the extent taken into account as an advance pursuant to Section 7.04(d).

(d)

Any Distributions made pursuant to this Section 7.04 shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.02 and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Member pursuant to Section 7.02.

VII.5.

Tax Withholding; Withholding Advances.

(a)

Tax Withholding. If requested by the Board, each Member shall, if able to do so, deliver to the Board:

(i)

an affidavit in form satisfactory to the Board that the applicable Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign, or other Applicable Law;

(ii)

any certificate that the Board may reasonably request with respect to any such laws; and/or

(iii)

any other form or instrument reasonably requested by the Board relating to any Member's status under such law.

If a Member fails or is unable to deliver to the Board the affidavit described in Section 7.05(a)(i), the Board may withhold amounts from such Member in accordance with Section 7.05(b).

(b)

Withholding Advances. The Company is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Tax Matters Representative based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local, or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution or allocation by the Company of income or gain to such Member (including payments made pursuant to Code Section 6225 and allocable to a Member as determined by the Tax Matters Representative in its sole discretion) and to withhold the same from Distributions to such Member. Any funds withheld from a Distribution by reason of this Section 7.05(b) shall nonetheless be deemed Distributed to the Member in question for all purposes under this Agreement and, at the option of the Board, shall be charged against the Member's Capital Account.

(c)

Repayment of Withholding Advances. Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate equal to the [prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum] (the “Company Interest Rate”):

(i)

be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made (which repayment by the Member shall not constitute a Capital Contribution, but shall credit the Member's Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account); or

(ii)

with the consent of the Board, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member, but which shall not further reduce the Member's Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d)

Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest, or penalties which may be asserted by reason of the Company's failure to deduct and withhold tax on amounts Distributable or allocable to such Member. The provisions of this Section 7.05(d) and the obligations of a Member pursuant to Section 7.05(c) shall survive the termination, dissolution, liquidation, and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.05, including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e)

Overwithholding. Neither the Company nor the Board shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain to a Member. In the event of an overwithholding, a Member's sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

VII.6.

Distributions in Kind.

(a)

The Board is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of securities or other property held by the Company; provided, that Tax Advances shall only be made in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.02.

(b)

Any Distribution of securities shall be subject to such conditions and restrictions as the Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Board may require that the Members execute and deliver such documents as the Board may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

VIII.

MANAGEMENT

VIII.1.

Establishment of the Board. A board of managers of the Company (the “Board”) is hereby established and shall be comprised of natural Persons (each such Person, a “Manager”) who shall be appointed in accordance with the provisions of Section 8.02. The business and affairs of the Company shall be managed, operated, and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full and complete power, authority, and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement.

VIII.2.

Board Composition; Vacancies.

(a)

The Company and the Members shall take such actions as may be required to ensure that the number of managers constituting the Board is at all times three (3), provided that a majority of the Board may increase or decrease the number of Managers in its sole discretion, provided at no time shall the number of Managers be less than three(3). The Board shall be comprised as follows:

(i)

two (2) individuals designated by the Class A Common Members (the “Class A Managers”), who shall initially be Daniel Gouldman and Ian Kane “Initial Class A Managers”); and

(ii)

one (1) individual designated by the Preferred Members (the “Preferred Managers”), who shall initially be Mark Morales; and

At all times, the composition of any board of directors of any Company Subsidiary shall be the same as that of the Board.

(b)

In the event that a vacancy is created on the Board at any time due to the death, Disability, retirement, resignation or removal of a Class A Manager, then the Class A Majority Unitholders shall have the right to designate an individual to fill such vacancy and the Company and each Member hereby agree to take such actions as may be required to ensure the election or appointment of such designee to fill such vacancy on the Board. In the event that the Class A Majority Unitholders shall fail to designate in writing a representative to fill a vacant Class A Manager position on the Board, and such failure shall continue for more than thirty (30) days after notice from the Company to Class A Members with respect to such failure, then the vacant position shall be filled by an individual designated by the Class A Managers then in office; provided, that such individual shall be removed from such position if the Class A Majority Unitholders so direct and simultaneously designate a new Sponsor Manager.

(c)

The Board shall maintain a schedule of all Managers with their respective mailing addresses (the “Managers Schedule”), and shall update the Managers Schedule upon the removal or replacement of any Manager in accordance with this Section 8.02 or Section 8.03. A copy of the Managers Schedule as of the execution of this Agreement is attached hereto as Schedule B.

VIII.3.

Removal; Resignation.

(a)

A Manager may be removed or replaced at any time from the Board , with cause, upon, and only upon, the written request of the Class A Majority Unitholders, provided that the Initial Class A Managers shall solely be removed or replaced for Cause or by resignation in accordance with Section 8.03(b). The Chief Executive Officer may be removed in the same manner as any other Officer of the Company, in accordance with Section 8.09.

(b)

A Manager may resign at any time from the Board by delivering his written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board's acceptance of a resignation shall not be necessary to make it effective.

VIII.4.Meetings.

(a)

Generally. The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Board. Written notice of each meeting of the Board shall be given to each Manager at least 24 hours prior to each such meeting.

(b)

Special Meetings. Special meetings of the Board shall be held on the call of any three (3) Managers upon at least five (5) days' written notice (if the meeting is to be held in person) or one (1) day's written notice (if the meeting is to be held by telephone communications or video conference) to the Managers, or upon such shorter notice as may be approved by all the Managers. Any Manager may waive such notice as to himself.

(c)

Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

VIII.5.

Quorum; Manner of Acting.

(a)

Quorum. A majority of the Managers serving on the Board shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)

Participation. Any Manager may participate in a meeting of the Board by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. A Manager may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law.

(c)

Binding Act. The Class A Managers shall each have one vote on all matters submitted to the Board or any committee thereof. With respect to any matter before the Board, the act of a majority of the Class A Managers constituting a quorum shall be the act of the Board. Provided further, if the Class A Managers are not able to come to a majority decision during any three consecutive meetings of the Board, the Preferred Manager shall act the tie breaker and the act of the Board shall be a majority of all of the Managers.

VIII.6.

Action By Written Consent. Notwithstanding anything herein to the contrary, any action of the Board (or any committee of the Board) may be taken without a meeting if either (a) a written consent of a majority of the Class A Common Managers on the Board (or committee) shall approve such action; provided, that prior written notice of such action is provided to all Managers at least one day before such action is taken, or (b) a written consent constituting all of the Class A Common Managers on the Board (or committee) shall approve such action. Such consent shall have the same force and effect as a vote at a meeting where a quorum was present and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

VIII.7.

Compensation; No Employment.

(a)

Each Manager shall be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties as a Manager, pursuant to such policies as from time to time established by the Board. Nothing contained in this Section 8.07 shall be construed to preclude any Manager from serving the Company in any other capacity and receiving reasonable compensation for such services.

(b)

This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to continued employment by the Company, and nothing herein should be construed to have created any employment agreement with any Manager.

VIII.8.Committees.

(a)

Establishment. The Board may, by resolution, designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers; provided, that in no event may the Board designate any committee with all of the authority of the Board. Subject to the immediately preceding proviso, any such committee, to the extent provided in the resolution forming such committee, shall have and may exercise the authority of the Board, subject to the limitations set forth in Section 8.08(b). The Board may dissolve any committee or remove any member of a committee at any time.

(b)

Limitation of Authority. No committee of the Board shall have the authority of the Board in reference to:

(i)

authorizing or making Distributions to the Members;

(ii)

authorizing the issuance of Preferred, Class A Common Units or Class B Common Units;

(iii)

approving a plan of merger or sale of the Company;

(iv)

recommending to the Members a voluntary dissolution of the Company or a revocation thereof;

(v)

filling vacancies in the Board; or

(vi)

altering or repealing any resolution of the Board that by its terms provides that it shall not be so amendable or repealable.

VIII.9.

Officers. The Board may appoint individuals as officers of the Company (the “Officers”) as it deems necessary or desirable to carry on the business of the Company and the Board may delegate to such Officers such power and authority as the Board deems advisable. No Officer need be a Member or Manager. Any individual may hold two or more offices of the Company. Each Officer shall hold office until his successor is designated by the Board or until his earlier death, resignation, or removal. Any Officer may resign at any time upon written notice to the Board. Any Officer may be removed by the Board (acting by majority vote of all Managers other than the Officer being considered for removal, if applicable) with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal, or otherwise, may, but need not, be filled by the Board.

VIII.10.

No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation, or liability of the Company or of any Company Subsidiaries, whether arising in contract, tort, or otherwise, solely by reason of being a Manager.

IX.

TRANSFER

IX.1.

General Restrictions on Transfer.

(a)

Each Member acknowledges and agrees that, until the consummation of a Qualified Public Offering, such Member (or any Permitted Transferee of such Member) shall not Transfer any Units or Unit Equivalents except as permitted pursuant to Section

10.2

or in accordance with the procedures described in, as applicable. Notwithstanding the foregoing or anything in this Agreement to the contrary,

(i)

Transfers of Incentive Units shall not be permitted prior to the consummation of a Qualified Public Offering except:

(A)

pursuant to Section 9.02;

(B)

when required of a Drag-Along Member pursuant to Section 9.03;

(C)

as set forth in Section 9.04; or

(D)

as set forth in the Incentive Plan or applicable Award Agreement.

(ii)

Transfers of Units or Unit Equivalents (other than Incentive Units which are covered by Section 9.01(a)(i) above) by a Management Member (or any Permitted Transferee of a Management Member) shall not be permitted prior to the second anniversary of the date of this Agreement (after which time any such Transfer shall be subject to the restrictions in the first sentence of this Section 10.01(a)), except:

(A)

pursuant to Section 10.02;

(B)

when required of a Drag-Along Member pursuant to Section 9.03; or

No Transfer of Units or Unit Equivalents to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee is admitted as a Member of the Company in accordance with Section 4.01(b) hereof.

(b)

Notwithstanding any other provision of this Agreement (including Section 9.02), prior to the consummation of a Qualified Public Offering, each Member agrees that it will not, directly or indirectly, Transfer any of its Units or Unit Equivalents, and the Company agrees that it shall not issue any Units or Unit Equivalents:

(i)

except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Units or Unit Equivalents, if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii)

if such Transfer or issuance would cause the Company to be considered a “publicly traded partnership” under Section 7704(b) of the Code within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3);

(iii)

if such Transfer or issuance would affect the Company's existence or qualification as a limited liability company under the Delaware Act;

(iv)

if such Transfer or issuance would cause the Company to lose its status as a partnership for federal income tax purposes;

(v)

if such Transfer or issuance would cause the Company or any of the Company Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended; or

(vi)

if such Transfer or issuance would cause the assets of the Company or any of the Company Subsidiaries to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company or any Company Subsidiary.

In any event, the Board may refuse the Transfer to any Person if such Transfer would have a material adverse effect on the Company as a result of any regulatory or other restrictions imposed by any Governmental Authority.

(c)

Any Transfer or attempted Transfer of any Units or Unit Equivalents in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company's books, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue be treated) as the owner of such Units or Unit Equivalents for all purposes of this Agreement.

(d)

For the avoidance of doubt, any Transfer of Units or Unit Equivalents permitted by Section 10.02 or made in accordance with the procedures described in Section 10.03, as applicable, and purporting to be a sale, transfer, assignment, or other disposal of the entire Membership Interest represented by such Units or Unit Equivalents, inclusive of all the rights and benefits applicable to such Membership Interest as described in the definition of the term “Membership Interest,” shall be deemed a sale, transfer, assignment, or other disposal of such Membership Interest in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment, or other disposal of any less than all of the rights and benefits described in the definition of the term “Membership Interest,” unless otherwise explicitly agreed to by the parties to such Transfer.

IX.2.

Permitted Transfers. The provisions of Section 9.01(a) and Section 9.03 (with respect to the Dragging Member only) shall not apply to any of the following Transfers by any Member of any of its Units or Unit Equivalents:

(a)

With respect to Sponsor, to (i) any Affiliate of Sponsor and (ii) in the event of a winding up of Sponsor, any of its limited partners in accordance with its constitutive documents;

(b)

With respect to any Management Member, to (i) such Management Member's spouse, parent, siblings, descendants (including adoptive relationships and stepchildren), and the spouses of each such natural persons (collectively, “Family Members”), (ii) a trust under which the distribution of Units may be made only to such

Management Member and/or any Family Member of such Management Member, (iii) a charitable remainder trust, the income from which will be paid to such Management Member during his life, (iv) a corporation, partnership, or limited liability company, the stockholders, partners, or members of which are only such Management Member and/or Family Members of such Management Member, or (v) by will or by the laws of intestate succession, to such Management Member's executors, administrators, testamentary trustees, legatees, or beneficiaries; provided, that any Management Member who Transfers Units shall remain bound by the provisions of Section 11.01; or

(c)

Pursuant to a Public Offering.

IX.3.

Drag-Along Rights.

(a)

Participation. At any time prior to the consummation of a Qualified Public Offering, if one or more Members (together with their respective Permitted Transferees) holding no less than a majority of all the Common Units (such Member or Members, the “Dragging Member”), proposes to consummate, in one transaction or a series of related transactions, a Change of Control (a “Drag-Along Sale”), the Dragging Member shall have the right, after delivering the Drag-Along Notice in accordance with Section 9.03(c) and subject to compliance with Section 9.03(d), to require that each other Member (each, a “Drag-Along Member”) participate in such sale (including, if necessary, by converting their Unit Equivalents into the Units to be sold in the Drag- Along Sale) in the manner set forth in Section 10.04(b).

(b)

Sale of Units. Subject to compliance with Section 9.03(d):

(i)

If the Drag-Along Sale is structured as a sale resulting in a majority of the Common Units of the Company on a Fully Diluted Basis being held by a Third Party Purchaser, then each Drag-Along Member shall sell, with respect to each class or series of Units proposed by the Dragging Member to be included in the Drag-Along Sale, the number of Units and/or Unit Equivalents of such class or series (with Common Units and Incentive Units treated as one class for this purpose) equal to the product obtained by multiplying (i) the number of applicable Units on a Fully Diluted Basis held by such Drag-Along Member (with Common Units and Incentive Units treated as one class) by (ii) a fraction (x) the numerator of which is equal to the number of applicable Units on a Fully Diluted Basis that the Dragging Member proposes to sell in the Drag-Along Sale (with Common Units and Incentive Units treated as one class) and (y) the denominator of which is equal to the number of applicable Units on a Fully Diluted Basis held by the Dragging Member at such time (with Common Units and Incentive Units treated as one class); and

(ii)

If the Drag-Along Sale is structured as a sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries or as a merger, consolidation, recapitalization, or reorganization of the Company or other transaction requiring the consent or approval of the Members, then notwithstanding anything to the contrary in this Agreement (including Section 4.06), each Drag-Along Member shall vote in favor of the transaction and otherwise consent to and raise no objection to such transaction. The Distribution of the aggregate consideration of such transaction shall be made in accordance with Section 12.03(c).

(c)

Sale Notice. The Dragging Member shall exercise its rights pursuant to this Section 9.03 by delivering a written notice (the “Drag-Along Notice”) to the Company and each Drag-Along Member no more than ten (10) Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-Along Sale and, in any event, no later than twenty (20) Business Days prior to the closing date of such Drag-Along Sale. The Drag-Along Notice shall make reference to the Dragging Members' rights and obligations hereunder and shall describe in reasonable detail:

(i)

The name of the person or entity to whom such Units are proposed to be sold;

(ii)

The proposed date, time, and location of the closing of the sale;

(iii)

The number of each class or series of Units to be sold by the Dragging Member, the proposed amount of consideration for the Drag-Along Sale, and the other material terms and conditions of the Drag-Along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof and including, if available, the purchase price per Unit of each applicable class or series (which may take into account the Profits Interest Hurdle of any Incentive Units to be sold); and

(iv)

A copy of any form of agreement proposed to be executed in connection therewith.

(d)

Conditions of Sale. The obligations of the Drag-Along Members in respect of a Drag-Along Sale under this Section 9.03 are subject to the satisfaction of the following conditions:

(i)

The consideration to be received by each Drag-Along Member shall be the same form and amount of consideration to be received by the Dragging Member per Unit of each applicable class or series (the Distribution of which shall be made in accordance with Section 9.03(b)) and the terms and conditions of such sale shall, except as otherwise provided in Section 9.03(d)(iii), be the same as those upon which the Dragging Member sells its Units;

(ii)

If the Dragging Member or any Drag-Along Member is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-Along Members; and

(iii)

Each Drag-Along Member shall execute the applicable purchase agreement, if applicable, and make or provide the same representations, warranties, covenants,  indemnities,  and  agreements  as  the  Dragging  Member makes or provides in connection with the Drag-Along Sale; provided, that each Drag-Along Member shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Units, authorization, execution, and delivery of relevant documents, enforceability of such documents against the Drag-Along Member, and other matters relating to such Drag-Along Member, but not with respect to any of the foregoing with respect to any other Members or their Units; provided, further, that all representations, warranties,  covenants, and  indemnities shall  be made  by the Dragging Member and each Drag-Along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Dragging Member and each Drag-Along Member, in each case in an amount not to exceed the aggregate proceeds received by the Dragging Member and each such Drag-Along Member in connection with the Drag-Along Sale.

(e)

Cooperation. Each Drag-Along Member shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Member, but subject to Section 9.03(d)(iii).

(f)

Expenses. The fees and expenses of the Dragging Member incurred in connection with a Drag-Along Sale and for the benefit of all Drag-Along Members (it being understood that costs incurred by or on behalf of a Dragging Member for its sole benefit will not be considered to be for the benefit of all Drag-Along Members), to the extent not paid or reimbursed by the Company or the Third Party Purchaser, shall be shared by the Dragging Member and all the Drag-Along Members on a pro rata basis, based on the consideration received by each such Member; provided, that no Drag-Along Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale.

IX.4.

Incentive Units Call Right.

(a)

Call Right. At any time prior to the consummation of a Qualified Public Offering or a Change of Control, following the termination of employment or other engagement of any Service Provider with the Company or any of the Company Subsidiaries, the Company may, at its election, require the Service Provider and any or all of such Service Provider's Permitted Transferees to sell to the Company all or any portion of such Service Provider's Incentive Units at the following respective purchase prices:

(i)

For the Restricted Incentive Units, under all circumstances of termination, a price equal to the lesser of their Fair Market Value and their Initial Cost (the “Cause Purchase Price”).

(ii)

For the Unrestricted Incentive Units, their Cause Purchase Price, in the event of:

(A)

the termination of such Service Provider's employment or other engagement by the Company or any of the Company Subsidiaries for Cause; or

(B)

the resignation of such Service Provider for any reason other than Good Reason [at any time prior to the later of the fifth anniversary of the date hereof and the fifth anniversary of the date that such Service Provider began his employment or other engagement with the Company or Company Subsidiary.

(iii)

For the Unrestricted Incentive Units, a price equal to their Fair Market Value, in the event of:

(A)

the termination of such Service Provider's employment or other engagement by the Company or any of the Company Subsidiaries for a reason other than for Cause;

(B)

the resignation of such Service Provider at any time for Good Reason;

(C)

the resignation of such Service Provider for any reason other than Good Reason at any time following the fifth anniversary of the date hereof (or if later, the date that such Service Provider began his employment or other engagement with the Company or Company Subsidiary); or

(D)

the death or Disability of such Service Provider.

(b)

Procedures.

(i)

If the Company desires to exercise its right to purchase Incentive Units pursuant to this Section 9.04, the Company shall deliver to the Service Provider, within ninety (90) days after the termination of such Service Provider's employment or other engagement, a written notice (the “Repurchase Notice”) specifying the number of Incentive Units to be repurchased by the Company (the

“Repurchased Incentive Units”) and the purchase price therefor in accordance with Section 9.04(a).

(ii)

Each applicable Service Provider shall, at the closing of any purchase consummated pursuant to this Section 9.04, represent and warrant to the Company that:

(A)

such Service Provider has full right, title, and interest in and to the Repurchased Incentive Units;

(B)

such Service Provider has all the necessary power and authority and has taken all necessary action to sell such Repurchased Incentive Units as contemplated by this Section 9.04; and

(C)

the Repurchased Incentive Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(iii)

Subject to Section 9.04(c) below, the closing of any sale of Repurchased Incentive Units pursuant to this Section 9.04 shall take place no later than thirty (30) days following receipt by the Service Provider of the Repurchase Notice. Subject to the existence of any Delay Condition, the Company shall pay the Call Purchase Price for the Repurchased Incentive Units by certified  or official bank check or by wire transfer of immediately available funds. The Company shall give the Service Provider at least ten (10) days' written notice of the date of closing, which notice shall include the method of payment selected by the Company.

(c)

Delay Condition. Notwithstanding the provisions of Section 9.04(b)(iii), the Company shall not be obligated to repurchase any Incentive Units if there exists a Delay Condition. In such event, the Company shall notify the Service Provider in writing as soon as practicable of such Delay Condition and the Company may thereafter:

(i)

Defer the closing and pay the Call Purchase Price at the earliest practicable date on which no Delay Condition exists, in which case, the Call Purchase Price shall accrue interest at the Company Interest Rate from the latest date that the closing could have taken place pursuant to Section 9.04(b)(iii) above (the “Intended Call Closing Date”) to the date the Call Purchase Price is actually paid; or

(ii)

Pay the Call Purchase Price with a subordinated note (fully subordinated in right of payment and exercise of remedies to the lenders' rights under any Financing Document) bearing interest at the Company Interest Rate from the Intended Call Closing Date until paid in full.

(d)

Cooperation. The Service Provider shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 9.04, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(e)

Closing. At the closing of any sale and purchase pursuant to this Section 9.04, the Service Provider shall deliver to the Company a certificate or certificates representing the Incentive Units to be sold (if any), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the Call Purchase Price.

X.

COVENANTS

X.1.Confidentiality.

(a)

Each Management Member acknowledges that during the term of this Agreement, he will have access to and become acquainted with trade secrets, proprietary information, and confidential information belonging to the Company, the Company Subsidiaries, and their Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements, and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents which the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, “Confidential Information”). In addition, each Management Member acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense, and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Without limiting the applicability of any other agreement to which any Management Member is subject, no Management Member shall, directly or indirectly, disclose or use (other than solely for the purposes of such Management Member monitoring and analyzing his investment in the Company or performing his duties as a Manager, Officer, employee, consultant, or other service provider of the Company) at any time, including, without limitation, use for personal, commercial, or proprietary advantage or profit, either during his association or employment with the Company or thereafter, any Confidential Information of which such Management Member is or becomes aware. Each Management Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss, and theft.

(b)

Nothing contained in Section 11.01(a) shall prevent any Management Member from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Management Member; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories, or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Members; (vi) to such Management Member's Representatives who, in the reasonable judgment of such Management Member, need to know such Confidential Information and agree to be bound by the provisions of this Section 11.01 as if a Management Member; or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Units from such Management Member, as long as such Transferee agrees to be bound by the provisions of this Section 11.01 as if a Management Member; provided, that in the case of clause (i), (ii) or (iii), such Management Member shall notify the Company and other Members of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company and other Members) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

(c)

The restrictions of Section 11.01(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Management Member in violation of this Agreement; (ii) is or becomes available to a Management Member or any of its Representatives on a non- confidential basis prior to its disclosure to the receiving Management Member and any of its Representatives in compliance with this Agreement; (iii) is or has been independently developed or conceived by such Management Member without use of Confidential Information; or (iv) becomes available to the receiving Management Member or any of its Representatives on a non-confidential basis from a source other than the Company, any other Member or any of their respective Representatives; provided, that such source is not known by the recipient of the Confidential Information to be bound by a confidentiality agreement with the disclosing Member or any of its Representatives.

X.2..Non-Compete; Non-Solicit.

(a)

Non-Compete. In light of each Management Member's access to Confidential Information and position of trust and confidence with the Company, each Management Member hereby agrees that, during the period of his continued employment or other engagement with the Company or any Company Subsidiary and for a period of one (1) year, running consecutively, beginning on the last day of the Management Member's employment or other engagement with the Company or any Company Subsidiary for any reason or no reason (the “Restricted Period”), such Management Member shall not (x) render services or give advice to, or affiliate with (as employee, partner, consultant, or otherwise), or (y) directly or indirectly through one or more of any of their respective Affiliates, own, manage, operate, control, or participate in the ownership, management, operation, or control of, any Competitor or any division or business segment of any Competitor; provided, that nothing in this Section 10.02(a) shall prohibit such Management Member or any of his Permitted Transferees or any of their respective Affiliates from acquiring or owning, directly or indirectly:

(i)

Up to 2% of the aggregate voting securities of any Competitor that is a publicly traded Person; or

(ii)

Up to 2% of the aggregate voting securities of any Competitor that is not a publicly traded Person, so long as neither such Management Member nor any of its Permitted Transferees, directly or indirectly through one or more of their respective Affiliates, designates a member of the board of directors (or similar body) of such Competitor or its Affiliates or is granted any other governance rights with respect to such Competitor or its Affiliates (other than customary governance rights granted in connection with the ownership of debt securities).

For purposes of this Section 10.02(a), “Competitor” means any other Person engaged, directly or indirectly, in whole or in part, in the same or similar business as the Company.

(b)

Non-Solicit of Employees. In light of each Management Member's access to Confidential Information and position of trust and confidence with the Company, each Management Member further agrees that, during the Restricted Period, he shall not, directly or indirectly through one or more of any of their respective Affiliates, hire or solicit, or encourage any other Person to hire or solicit, any individual who has been employed by the Company or any Company Subsidiary within one (1) year prior to the date of such hiring or solicitation, or encourage any such individual to leave such employment. This Section 10.02(b) shall not prevent a Management Member from hiring or soliciting any employee or former employee of the Company or any Company Subsidiary who responds to a general solicitation that is a public solicitation of prospective employees and not directed specifically to any Company or Company Subsidiary employees.

(c)

Non-Solicit of Clients. In light of each Management Member's access to Confidential Information and position of trust and confidence with the Company, each Management Member further agrees that, during the Restricted Period, he shall not, directly or indirectly through one or more of any of their respective Affiliates, solicit or entice, or attempt to solicit or entice, any clients, customers, or suppliers of the Company or any Company Subsidiary for purposes of diverting their business or services from the Company.

(d)

Blue Pencil. If any court of competent jurisdiction determines that any of the covenants set forth in this Section 10.02, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to modify any such unenforceable provision in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Section 10.02, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by Applicable Law. The parties hereto expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them.

X.3.Other Business Activities. The parties hereto expressly acknowledge and agree that: (i) Members and their Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements, or arrangements with entities engaged in the business of the Company, other than through the Company and the Company Subsidiaries (an “Other Business”); (ii) the Members and their Affiliates have or may develop a strategic relationship with businesses that are or may be competitive with the Company and the Company Subsidiaries; (iii) none of the Members or their Affiliates will be prohibited by virtue of the Sponsor's investment in the Company from pursuing and engaging in any such activities; (iv) none of the Members or their Affiliates will be obligated to inform the Company or any Management Member of any such opportunity, relationship, or investment (a “Company Opportunity”) or to present Company Opportunity, and the Company hereby renounces any interest in a Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (v) nothing contained herein shall limit, prohibit, or restrict any Board designee of the Members from serving on the board of directors or other governing body or committee of any Other Business; and (vi) the Management Members will not acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Members or their Affiliates. The parties hereto expressly authorize and consent to the involvement of the Members and/or their Affiliates in any Other Business; provided, that any transactions between the Company and/or the Company Subsidiaries and an Other Business will be on terms no less favorable to the Company and/or the Company Subsidiaries than would be obtainable in a comparable arm's-length transaction. The parties hereto expressly waive, to the fullest extent permitted by Applicable Law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company or any Member or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company or any Member.

XI.

ACCOUNTING; TAX MATTERS

XI.1.

Financial Statements. The Company shall furnish to each Member holding 5% or more of the Common Units of the Company (each, a “Qualified Member”) the following reports:

(a)

Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheets of the Company and Company Subsidiaries as at the end of each such Fiscal Year and audited consolidated statements of income, cash flows, and Members' equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and Company Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and Members' equity for the periods covered thereby.

(b)

Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), unaudited consolidated balance sheets of the Company and Company Subsidiaries as at the end of each such fiscal quarter and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows, and Members' equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company.

(c)

Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal quarter (other than the last month of the fiscal quarter), unaudited consolidated balance sheets of the Company and Company Subsidiaries as at the end of each such monthly period and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows, and Members' equity for each such monthly period and for the current Fiscal Year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto).

XI.2.

Inspection Rights. Upon reasonable notice from a Qualified Member, the Company shall, and shall cause its Managers, Officers, and employees to, afford each Qualified Member and its Representatives reasonable access during normal business hours to (i) the Company's and the Company Subsidiaries' properties, offices, plants, and other facilities, (ii) the corporate, financial and similar records, reports, and documents of the Company and the Company

Subsidiaries, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters, and communications with Members or Managers, and to permit each Qualified Member and its Representatives to examine such documents and make copies thereof, and (iii) the Company's and the Company Subsidiaries' Officers, senior employees, and public accountants, and to afford each Qualified Member and its Representatives the opportunity to discuss and advise on the affairs, finances, and accounts of the Company and the Company Subsidiaries with their Officers, senior employees, and public accountants (and the Company hereby authorizes said accountants to discuss with such Qualified Member and its Representatives such affairs, finances, and accounts).

XI.3.

Tax Matters Representative.

(a)

Appointment. The Members hereby appoint Daniel Gouldman as the “partnership representative” as provided in Code Section 6223(a) (the “Tax Matters Representative”). If Daniel Gouldman ceases to be the Tax Matters Representative for any reason, the Board shall appoint a new Tax Matters Representative. The Tax Matters Representative shall appoint an individual meeting the requirements of Treasury Regulation Section 301.6223-1(c)(3) as the sole person authorized to represent the Tax Matters Representative in audits and other proceedings governed by the partnership audit procedures set forth in Subchapter C of Chapter 63 of the Code as amended by the BBA (the “Revised Partnership Audit Rules”).

(b)

Tax Examinations and Audits. The Tax Matters Representative is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Representative shall have sole authority to act on behalf of the Company in any such examinations and any resulting judicial proceedings, and shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest  or  continue  to contest  any  tax  deficiencies assessed  or  proposed  to  be assessed by any Taxing Authority. The Company and its Members shall be bound by the actions taken by the Tax Matters Representative.

(c)

US Federal Tax Proceedings. In the event of an audit of the Company that is subject to the Revised Partnership Audit Rules, the Tax Matters Representative, in its sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Tax Matters Representative or the Company under the Revised Partnership Audit Rules (including any election under Code Section 6226). If an election under Code Section 6226(a) is made, the Company shall furnish to each Member for the year under audit a statement of the Member's share of any adjustment set forth in the notice of final partnership adjustment, and each Member shall take such adjustment into account as required under Code Section 6226(b). To the extent that the Tax Matters Representative does not make an election under Code Section 6221(b) or Code Section 6226, the Company shall use commercially reasonable efforts to make any modifications available under Code Section 6225(c)(3), (4), and (5), to the extent such modification would reduce any taxes payable by the Company. Each Member agrees to cooperate with the Tax Matters Representative and to do or refrain from doing any or all things reasonably requested by the Tax Matters Representative with respect to the conduct of examinations under the Revised Partnership Audit Rules; provided, that a Member shall not be required to file an amended federal income tax return, as described in Code Section 6225(c)(2)(A), or pay any tax due and provide information to the Internal Revenue Service as described in Code Section 6225(c)(2)(B).

(d)

Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member's federal, state, foreign, or other income tax return with the treatment of the item on the Company's return. Any deficiency for taxes imposed on any Member (including penalties, additions to tax, or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Code Section 6226) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.05(d).

XI.4.

Tax Returns. At the expense of the Company, the Board (or any Officer that it may designate pursuant to Section 8.09) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and the Company Subsidiaries own property or do business. As soon as reasonably possible after the end of each Fiscal Year, the Board or designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person's federal, state and local income tax returns for such Fiscal Year.

XI.5.

Company Funds. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Board, in such checking, savings, or other accounts, or held in its name in the form of such other investments as shall be designated by the Board. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Board may designate.

XII.

DISSOLUTION AND LIQUIDATION

XII.1.

Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a)

The determination of the Board to dissolve the Company;

(b)

An election to dissolve the Company made by holders of a majority of the Common Units;

(c)

The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(d)

The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

XII.2.

Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 12.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 12.03 and the Certificate of Formation shall have been cancelled as provided in Section 12.04.

XII.3.

Liquidation. If the Company is dissolved pursuant to Section 12.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a)

Liquidator. The Board, or, if the Board is unable to do so, a Person selected by the holders of a majority of the Common Units, shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)

Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c)

Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i)

First, to the payment of all of the Company's debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii)

Second, to the establishment of and additions to reserves that are determined by the Board in its sole discretion to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and

(iii)

Third, to the Members in the same manner as Distributions are made under Section 7.02.

(d)

Discretion of Liquidator. Notwithstanding the provisions of Section 12.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 12.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.

XII.4.

Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 12.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

XII.5.

Survival of Rights, Duties, and Obligations. Dissolution, liquidation, winding up, or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up, or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up, or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish, or otherwise adversely affect any Member's right to indemnification pursuant to Section 13.03.

XII.6.

Recourse for Claims. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company, such Member's Capital Account, and such Member's share of Net Income, Net Loss, and other items of income, gain, loss, and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Board, the Liquidator or any other Member.

XIII.

EXCULPATION AND INDEMNIFICATION

XIII.1. Exculpation of Covered Persons.

(a)

Covered Persons. As used herein, the term “Covered Person” shall mean

(i)

each Member, (ii) each officer, director, shareholder, partner, member, controlling Affiliate, employee, agent, or representative of each Member, and each of their controlling Affiliates, and (iii) each Manager, Officer, employee, agent, or representative of the Company.

(b)

Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage, or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in his, her, or its capacity as a Covered Person, so long as such action or omission does not constitute fraud or willful misconduct by such Covered Person.

(c)

Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements (including financial statements and information, opinions, reports, or statements as to the value or amount of the assets, liabilities, Net Income, or Net Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) another Manager; (ii) one or more Officers or employees of the Company; (iii) any attorney, independent accountant, appraiser, or other expert or professional employed or engaged by or on behalf of the Company; or (iv) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person's professional or expert competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in § 18-406 of the Delaware Act.

XIII.2.Liabilities and Duties of Covered Persons.

(a)

Limitation of Liability. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by Applicable Law, and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

(b)

Duties. Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person's “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Whenever in this

Agreement a Covered Person is permitted or required to make a decision in such Covered Person's “good faith,” the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.

XIII.3.Indemnification.

(a)

Indemnification. To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement only to the extent that such amendment, substitution, or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution, or replacement), the Company shall indemnify, hold harmless, defend, pay, and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)

Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member, or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company; or

(ii)

The fact that such Covered Person is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee, or agent of the Company, any Member, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee, or agent of any Person including the Company or any Company Subsidiary;

provided, that (x) such Covered Person acted in good faith and in  a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such Covered Person's conduct did not constitute fraud or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person's conduct was unlawful, or that the Covered Person's conduct constituted fraud or willful misconduct.

(b)

Reimbursement. The Company shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend, or defending any claim, lawsuit, or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 13.03; provided, that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided by this Section 13.03, then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

(c)

Entitlement to Indemnity. The indemnification provided by this Section 13.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 13.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 14.03 and shall inure to the benefit of the executors, administrators, legatees, and distributees of such Covered Person.

(d)

Insurance. To the extent available on commercially reasonable terms, the Company may purchase, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person's duties in such amount and with such deductibles as the Board may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Covered Person by the Company in respect of such Losses.

(e)

Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 13.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(f)

Savings Clause. If this Section 13.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 13.03 to the fullest extent permitted by any applicable portion of this Section 13.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(g)

Amendment. The provisions of this Section 13.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 13.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification, or repeal of this Section 13.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification, or repeal shall apply in such a way as to eliminate or reduce such Covered Person's entitlement to indemnification for such Losses without the Covered Person's prior written consent.

XIII.4.Survival. The provisions of this ARTICLE XIII shall survive the dissolution, liquidation, winding up, and termination of the Company.

XIV.

MISCELLANEOUS

XIV.1. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

XIV.2. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

XIV.3. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the [third] day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14.03):

If to the Company:

3010 Haven Reserve, Milton, Georgia 30004

E-mail: daniel@ternio.io

Attention: Daniel Gouldman, Board Member

If to a Management Member, to such Management Member's respective mailing address as set forth on the Members Schedule.

XIV.4. Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

XIV.5. Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Subject to Section 10.02(d), upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

XIV.6. Entire Agreement.

(a)

This Agreement, together with the Certificate of Formation, the Incentive Plan, each Award Agreement, the Membership Interest Purchase Agreement, each Management Subscription Agreement and each Rollover Commitment Letter, and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter, including the Original Agreement.

(b)

In the event of an inconsistency or conflict between the provisions of this Agreement and any provision of the Incentive Plan or an applicable Award Agreement with respect to the subject matter of the Incentive Plan or Award Agreement, the Board shall resolve such conflict in its sole discretion.

XIV.7. Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

XIV.8. No Third-party Beneficiaries. Except as provided in ARTICLE XIII, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors, and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

XIV.9. Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and Members holding a majority of the Common Units. Any such written amendment or modification will be binding upon the Company and each Member; provided, that an amendment or modification modifying the rights or obligations of any Member in a manner that is disproportionately adverse to (i) such Member relative to the rights of other Members in respect of Units of the same class or series or (ii) a class or series of Units relative to the rights of another class or series of Units, shall in each case be effective only with that Member's consent or the consent of the Members holding a majority of the Units in that class or series, as applicable. Notwithstanding the foregoing, amendments to the Members Schedule following any new issuance, redemption, repurchase or Transfer of Units in accordance with this Agreement may be made by the Board without the consent of or execution by the Members.

XIV.10. Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. For the avoidance of doubt, nothing contained in this Section 14.10 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 4.07(f), Section 8.04(c), Section 9.03(b)(ii), and Section 14.13 hereof.

XIV.11. Governing Law. All issues and questions concerning  the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

XIV.12. Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action, or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth in Section 14.03 shall be effective service of process for any suit, action, or other proceeding brought in any such court.

XIV.13. Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

XIV.14. Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

XIV.15. Attorneys' Fees. In the event that any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys' fees and expenses, and court costs.

XIV.16. Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 13.02 to the contrary.

XIV.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

XIV.18. Initial Public Offering.

(a)

Initial Public Offering. If at any time the Board desires to cause (i) a Transfer of all or a substantial portion of (x) the assets of the Company or (y) the Units to a newly organized corporation or other business entity (an “IPO Entity”), (ii) a merger or consolidation of the Company into or with a IPO Entity as provided under § 18-209 of the Delaware Act or otherwise, or (iii) another restructuring of all or substantially all the assets or Units of the Company into an IPO Entity, including by way of the conversion of the Company into a Delaware corporation as provided under § 18-216 of the Delaware Act (any such corporation also herein referred to as an “IPO Entity”), in any such case in anticipation of or otherwise in connection with an Initial Public Offering of securities of an IPO Entity or its Affiliate (an “Initial Public Offering”), each Member shall take such steps to effect such Transfer, merger, consolidation, conversion, or other restructuring as may be reasonably requested by the Board, including, without limitation, executing and delivering all agreements, instruments, and documents as may be reasonably required and Transferring or tendering such Member's Units to an IPO Entity in exchange or consideration for shares of capital stock or other equity interests of the IPO Entity, determined in accordance with the valuation procedures set forth in Section 14.18(b).

(b)

Fair Market Value. In connection with a transaction described in Section 15.18(a), the Board shall, in good faith but subject to the following sentence, determine the Fair Market Value of the assets and/or Units Transferred to, merged with, or converted into shares of the IPO Entity, the aggregate Fair Market Value of the IPO Entity, and the number of shares of capital stock or other equity interests to be issued to each Member in exchange or consideration therefor. In determining Fair Market Value, (i) the offering price of the Initial Public Offering shall be used by the Board to determine the Fair Market Value of the capital stock or other equity interests of the IPO Entity and (ii) the Distributions that the Members would have received with respect to their Units, including Incentive Units, if the Company were dissolved, its affairs wound up, and Distributions made to the Members in accordance with Section 12.03(c) shall determine the Fair Market Value of the Units. In addition, any Units (including Incentive Units) to be converted into or redeemed or exchanged for shares of the IPO Entity shall receive shares with substantially equivalent economic, governance, priority, and other rights and privileges as in effect immediately prior to such transaction (disregarding the tax treatment of such transaction).

(c)

Appointment of Proxy. Each Member hereby makes, constitutes and appoints the Company, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place, and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Members required to give effect to this Section 14.18, including any vote or approval required under § 18-209 or § 18-216 of the Delaware Act. The proxy granted pursuant to this Section 14.18(c) is a special proxy coupled with an interest and is irrevocable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

TERNIO, LLC

By:______________________________
Name: Ian Kane

Title: Board

By:______________________________
Name: Daniel Gouldman

Title: Board

The Member:

Grassroots Impact, LLC

By:______________________________
Name: Daniel Gouldman
Title: Manager

IAN KANE

By:______________________________
Name: Ian Kane

MARK MORALES

By:______________________________
Name: Mark Morales

64

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

Reference is hereby made to the Limited Liability Company Agreement, dated ________ ___, 2020, as amended from time to time (the “LLC Agreement”), a company organized under the laws of Delaware (the “Company”). Pursuant to and in accordance with Section 4.01 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto, and shall hold the status of Common Member.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of ______,______.

[NEW MEMBER]

By _________________________
Name:
Title:

EXHIBIT B

FORM OF ROLLOVER COMMITMENT LETTER

SCHEDULE A
MEMBERS SCHEDULE

SCHEDULE B
MANAGERS SCHEDULE

Manager Name and Address
Daniel Gouldman
Ian Kane
Mark Morales